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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                        Current Report Pursuant to
                          Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) January 29, 1996



                              AGTSPORTS, INC.
            (Exact Name of Issuer as specified in its charter)



   COLORADO               0-21914                  84-1165916
(State or other         (Commission         (IRS Employer File Number)
jurisdiction of          File No.)
incorporation)

                     6890 SOUTH TUCSON WAY, SUITE 202
                    ENGLEWOOD, COLORADO  80112
             (Address of principal executive offices zip code)

                             (303) 792-5000
           (Registrant's telephone number, including area code)














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                                 FORM 8-K

                              CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                       of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          Not Applicable

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          Not Applicable

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS.
          The Registrant has announced that it has signed an agreement with the LPGA providing state-of-the-art computer programming and technology services for their headquarters and on-site golf tournament functions. This agreement is the first in a series of agreements which will generate revenue from various joint activities conducted by the LPGA and AGTsports. AGT will install its customized networked club management system in the LPGA teaching and club professional facilities as well as its new headquarters facility located in Daytona Beach Florida.

          The Registrant has been deemed the "Official Technology Partner of the LPGA" with an exclusive right to use this designation in any and all advertising, packaging, sales, promotional and/or public relations efforts worldwide. The Company will move staff and computer equipment to the new headquarters location providing on-site EDS TYPE computer management for the LPGA.

          In additional to the networked facility system, AGT will provide customized in-house computer services at the LPGA headquarters including word processing, document design, graphics coordination, development of a custom accounting system and maintaining various arrays of databases used by its members. On-site tournament functions provided by AGT will include scorekeeping, tee time generation, collection and reporting of performance statistics to LPGA television production units and other media outlets.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable

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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        AGTsports, INC.


                                        By:  /s/  T. ALAN WALLS
                                           -----------------------
                                             T. Alan Walls
                                             President

Dated: January 29, 1996